UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2005

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO	80112-5000
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 5, 2005, MarkWest Energy Partners, L.P. (the “Partnership”) received a warning letter from the American Stock Exchange (“AMEX”) advising that the Partnership is not in compliance with the AMEX requirements as set forth in Section 1101 of the Amex Company Guide for failure to file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for year ended December 31, 2004 by the prescribed filing deadline.   The warning letter gives the Partnership until May 2, 2005 to regain compliance with the Amex requirements.

On March 16, 2005, the Partnership filed a Form 12b-25 with the SEC, extending the deadline for filing its Annual Report on Form 10-K until March 31, 2005.  On March 30, 2005, the Partnership issued a press release and thereafter filed a Current Report on Form 8-K with the SEC, reporting that the completion and filing of the 2004 Annual Report on Form 10-K would be delayed.  The Partnership is devoting substantial resources and working with its outside auditors to complete and file the Annual Report on Form 10-K as soon as reasonably possible and to restore its compliance with the AMEX requirements.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibit identified below is filed as part of this report:

Exhibit 99.1                                    Press Release of the American Stock Exchange Warning Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarkWest Energy Partners, L.P.
(Registrant)

	By:		MarkWest Energy GP, L.L.C.
its General Partner

Date: April 7, 2005	By:	/s/	James G. Ivey
	Name:		James G. Ivey
	Title:	Chief Financial Officer